Exhibit (j)(2)

(j)(2) Consent of Independent Registered Certified Public Accounting Firm - (Ernst and Young)

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Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in each Prospectus and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 108 to the Registration Statement (Form N-1A, No. 033-02659) of Transamerica Funds and to the incorporation by reference of our report dated December 22, 2009 on Transamerica Premier Diversified Equity Fund and Transamerica Premier Focus Fund included in the Annual Report to Shareholders for the fiscal year ended October 31, 2009.

/s/ Ernst and Young
New York, New York
February 26, 2010

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